DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

DocuSign Envelope ID: BE3989A3-439E-4936-BF79-DF0E1B99BC2E

Certificate Of Comp	letion
Envelope Id: BE3989A3439E4936BF79DF0E1B99BC2EStatus: Delivered
Subject: Complete with Do	cuSign: MP63 Huntington AgreementS	igned.pdf
Source Envelope:
Document Pages: 43Signatures:		0	Envelope Originator:
Certificate Pages: 5Initials: 0			Kelli Hermen
AutoNav: Enabled			41 S High St

EnvelopeId Stamping: EnabledColumbus, OH 43215-6170

Time Zone: (UTC-05:00) Eastern Time (US and Canada)Kelli.Hermen@huntington.com

IP Address: 170.128.108.193

Record Tracking

Status: OriginalHolder: Kelli HermenLocation: DocuSign               4/29/2024 2:45:56 PM Kelli.Hermen@huntington.com

Signer EventsSignatureTimestamp

Kelli HermenSent: 4/29/2024 2:53:34 PM Completed

kelli.hermen@huntington.comViewed: 4/29/2024 2:57:11 PM

VP, Trust OfficerSigned: 4/29/2024 2:57:55 PM Using IP Address: 170.128.108.193

Security Level: Email, Account Authentication

(None)

Electronic Record and Signature Disclosure:

       Accepted: 4/29/2024 2:57:11 PM

       ID: 3a9a798b-1c04-47b0-898f-7493506a2664

       Company Name: The Huntington National Bank

Byron PerezSent: 4/29/2024 2:57:56 PM

Byronperez@moneypaper.comViewed: 4/29/2024 3:00:02 PM

Security Level: Email, Account Authentication

(None)

Electronic Record and Signature Disclosure:

       Accepted: 4/29/2024 3:00:02 PM

       ID: f6867961-cba2-4afd-825f-9eca1a736e50

       Company Name: The Huntington National Bank

In Person Signer EventsSignature		Timestamp
Editor Delivery EventsStatus		Timestamp
Agent Delivery EventsStatus		Timestamp
Intermediary Delivery EventsStatus		Timestamp
Certified Delivery EventsStatus		Timestamp
Carbon Copy EventsStatus		Timestamp
Witness EventsSignature		Timestamp
Notary Events	Signature	Timestamp
Envelope Summary EventsStatus		Timestamps
Envelope SentHashed/Encrypted		4/29/2024 2:53:34	PM
Certified DeliveredSecurity Checked		4/29/2024 3:00:02	PM
Payment EventsStatus		Timestamps
Electronic Record a	nd Signature Disclosure

Electronic Record and Signature Disclosure created on: 4/13/2020 3:21:39 PM

Parties agreed to: Kelli Hermen, Byron Perez

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE AGREEMENT

From time to time, The Huntington National Bank (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure Agreement (Agreement), please confirm your agreement by selecting the checkbox next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents, you may request them from your Relationship Manager. You will not be charged a fee for paper copies.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that you want to receive required notices and disclosures only in paper format. To receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically please follow the instructions described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures,

authorizations, acknowledgements, and other documents that are required to be provided or made available to you regarding this transaction. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically via Docusign or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know by one of the methods described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact The Huntington National Bank:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To advise The Huntington National Bank of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must contact your Relationship Manager for further instructions on changing your email.

To request paper copies from The Huntington National Bank

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must contact your Relationship Manager and provide your email address, full name, mailing address, and telephone number. You will not be charged a fee for paper copies.

To withdraw your consent with The Huntington National Bank

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i.	decline to sign a document from within your signing session, and on the subsequent page,

select the check-box indicating you wish to withdraw your consent; or

ii. contact your Relationship Manager and inform them you would like to change your delivery preference to U.S. mail. You will not be charged a fee for U.S. mail delivery if you withdraw your consent.

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this Agreement, and: (i) that you are able to print on paper or electronically save this Agreement for your future reference and access; or (ii) that you are able to email this Agreement to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures,’ you confirm that:

• You can access and read this Electronic Record and Signature Disclosure Agreement; and

• You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and

• Until or unless you notify The Huntington National Bank as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations,

acknowledgements, and other documents that are required to be provided or made available to you by The Huntington National Bank regarding this transaction.